SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1 , 2002

RECOTON CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	0-5860 (Commission File Number)	11-1771737 (IRS Employer Identification No.)

2950 Lake Emma Road, Lake Mary, Florida 32746
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: 407-333-8900

N.A.
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

          Pursuant to a November 1, 2002 telephonic response to an enquiry from Warren’s Consumer Electronics Daily, the following appeared in the November 4, 2002 issue of Consumer Electronics Daily:

•	Recoton imposed layoffs affecting approximately 10% of the Company’s workforce. These headcout reductions are part of a restructuring program aimed at reducing costs. The staff reductions were in Recoton operations across the board, as the company went beyond the previously-announced cost cutting activities in its video game division and manufacturing operations in Hong Kong and China.

•	Recoton is currently in the process of selling certain other assets. This sale is consistent with the Company’s previously-announced plans to sell off assets it considers non-strategic to its ongoing business. These sales will not be confined to video game accessories operations, but its core U.S. based consumer electronics operations and accessory operations are expected not to be effected.

•	There is no truth to reports that Recoton would cease all marketing activities by December 31, 2002.

•	The Company is scheduled to announce third quarter earnings during the week of November 11, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOTON COMPANY By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Executive Vice President-Finance

Dated: November 6, 2002